Exhibit 10.9

SHOPPING CENTER PURCHASE AGREEMENT

THIS SHOPPING CENTER PURCHASE AGREEMENT (“Agreement”) is made as of the Effective Date (as defined below) by and between LAKESIDE PLAZA, LLC, a Virginia limited liability company (“Seller”), and PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (“Purchaser”).

RECITALS

A. Seller owns certain real property and the shopping center known as Lakeside Plaza and the other improvements thereon located in Salem, Virginia, as described on Exhibit A attached hereto, together with all appurtenant hereditaments, tenements, easements, rights, leases, rents, profits and issues (collectively, the “Property”).

B. Seller has agreed to sell and Purchaser has agreed to purchase the Property in accordance with and subject to the terms and conditions of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

1.	BASIC PROVISIONS

The following words and phrases are defined for subsequent use in this Agreement:

1.1. Broker. None.

1.2. Closing. The consummation of the transaction contemplated by this Agreement (“Closing”) shall occur, if at all, on a date no later than 15 days after the expiration of the Inspection Period (defined below) as designated by Purchaser, provided that all Conditions (defined below) have been satisfied or waived in writing by Purchaser, and shall occur at or through the offices of the Title Company (defined below).

1.3. Commitment. A commitment for an ALTA Form B (if available) owner’s policy of title insurance with respect to the Property in the amount of the Purchase Price committing the Title Company to insure Purchaser as the fee simple owner of the Property, without standard exceptions and subject only to the Permitted Exceptions (defined below).

1.4. Conditions. The conditions precedent to Purchaser’s obligation to purchase the Property, which conditions are as follows:

(i) Physical/Financial Review Condition. Purchaser’s satisfaction in its sole and absolute discretion, with all physical aspects of the Property, including, but not limited to, its environmental condition, structural condition, the condition of the roof and the HVAC system and the condition of all parking, drive, walkway and landscaped areas and off-site improvements, if any, appurtenant thereto and Purchaser’s satisfaction, in its sole and absolute discretion, with the revenue generated or to be generated from the Property and the expenses incurred and to be incurred in the operation and maintenance of the Property;

(ii) Title Condition. Purchaser’s satisfaction with the state of title to the Property, in accordance with Section 3.7 below; and

(iii) Estoppel Condition. Seller providing to Purchaser estoppel letters (acceptable to Purchaser in its sole discretion) and subordination, non-disturbance and attornment agreements (acceptable to Purchaser’s intended mortgagee in its sole discretion) from the tenants under Leases of the Major Tenants and 11 of the remaining non-Major Tenants of the Property, same to be substantially in the forms attached hereto as Exhibit F and incorporated herein by reference (or, with respect to the Major Tenants, in the forms otherwise required under the applicable tenant Lease or in such Major Tenant’s standard forms), which estoppel letters and subordination, non-disturbance and attornment agreements shall be dated no earlier than 30 days prior to Closing or the date otherwise designated by Purchaser’s intended mortgagee.

1.5. Contracts. All of those contracts between Seller and/or its manager, on the one hand, and service and/or materials providers, on the other hand, which contracts relate to the operation and maintenance of the Property and all of which are identified on Exhibit B attached hereto and incorporated herein by reference.

1.6. Deposit. $100,000.00 upon the execution of the Purchase and Sale Agreement; plus an additional $100,000.00 at the end of the Inspection Period to the extent Purchaser has timely notified Seller of its satisfaction with the Physical/Financial Review Condition, for a total of $200,000.00.

1.7. Effective Date. The date on which Purchaser receives from Seller one fully executed copy of this Agreement, as such date is indicated below.

1.8. Inspection Period. The period commencing on the Effective Date, and expiring at 11:59 p.m. eastern time on the date 35 days thereafter.

1.9. Lease or Leases. As the context dictates, individually or collectively, a lease, license, or other written permission to occupy the Property, true, accurate and complete copies of which shall be delivered to Purchaser, if not sooner, together with Seller’s Documents.

1.10. Major Tenant. Kroger and CVS.

1.11. Material Adverse Change. A material adverse change in the Property, the income generated or to be generated from the Property and/or the expenses to be incurred in operating the Property (e.g., one or more tenants cease operating from the Property and/or terminate their Leases, one or more major occupants of property adjoining the Property (i.e., so-called “shadow anchors”) cease operating from their respective premises, etc.) and/or the announcement by any Major Tenant that it shall be closing its store from the Property, that it intends to close its store from the Property and/or that it has or intends to file for bankruptcy protection from its creditors.

1.12. Permitted Exceptions. The encumbrances or exceptions to title shown in the Commitment (other than the “standard” exceptions and other than any exceptions evidencing or securing liquidated amounts such as, but not limited to, mortgage financing and/or construction or other liens) to which Purchaser does not object pursuant to the terms hereof or which are otherwise allowed pursuant to this Agreement or which with Purchaser’s consent are waived and accepted or insured over.

1.13. Personal Property. Those items, if any, listed on Exhibit C attached hereto and incorporated herein by reference, located upon the Property and/or used in connection therewith and owned by Seller.

1.14. Purchase Price. $8,750,000.00.

1.15. Rent Roll. The rent roll attached hereto as Exhibit D and incorporated herein by reference.

1.16. Representations. The representations and warranties as set forth in Section 6 below.

1.17. Seller Debts. Seller Debts are the debts, liabilities, taxes, obligations and claims for which Seller alone is liable and shall include (a) all payments and benefits to past and/or present employees of Seller in connection with the business being conducted on or from the Property as may have accrued through Closing, (including, but not limited to, salaries, wages, commissions, bonuses, vacation pay, health and welfare contributions, pensions, profit sharing, severance or termination pay, or any other form of compensation or fringe benefit), (b) obligations of Seller under any Leases or occupancy agreements accruing prior to Closing, unless specifically assumed by Purchaser, and (c) obligations of Seller under the Contracts. Seller shall be fully responsible for and shall indemnify, defend and hold Purchaser harmless with respect to all operations of Seller’s business from the Property prior to Closing including, but not limited to all suits, actions, damages and claims which may be asserted or threatened against Purchaser from and after Closing, but which shall have arisen out of any aspect of the business or its operations prior to Closing. Purchaser shall be fully responsible for and shall indemnify and hold Seller harmless with respect to all operations of Purchaser’s business from the Property after Closing.

1.18. Seller’s Documents. All of the documents and other instruments in Seller’s possession or control listed on Exhibit E attached hereto and incorporated herein by reference.

1.19. Title Company. Chicago Title Insurance Company.

2.	PURCHASE AND SALE; DEPOSIT

Subject to the terms and conditions herein, Seller agrees to sell and Purchaser agrees to purchase the Property for the Purchase Price. Within five business days after the Effective Date, Purchaser shall deposit the Deposit in escrow with the Title Company. In the event of Closing, the Deposit shall be delivered to Seller and shall be applied as a credit against the Purchase Price. The Deposit shall be held in an interest bearing account with a federally insured financial institution reasonably acceptable to Purchaser and all interest earned thereon shall be deemed to be a portion of the Deposit. If this Agreement is terminated, the Deposit shall be refunded to Purchaser or delivered to Seller as provided for below.

3.	INSPECTION OF PROPERTY; CONDITIONS.

3.1. Purchaser’s obligation to purchase the Property is expressly conditioned upon Purchaser’s satisfaction with or waiver in writing of each of the Conditions. Purchaser shall pay all costs associated with the Conditions, including the premiums for the owner’s policy of title insurance to be issued pursuant to the Commitment, except for the costs, if any, incurred by Seller in satisfying the Estoppel Condition which shall be paid by Seller.

3.2. Within three business days after the Effective Date, Seller shall deliver to Purchaser (i) true, accurate and complete copies of all of Seller’s Documents in Seller’s possession or control, and (ii) the Commitment and legible copies of all documents noted therein as exceptions to Seller’s title to the Property, failing of which delivery, the Inspection Period shall be extended by one day for each day that elapses from and after the date five business days after the Effective Date until delivery of all of such items occurs. In addition, Seller shall make all of its documents, books, records and other information related to the Property, however stored or maintained, available to Purchaser for Purchaser’s review at Seller’s offices.

3.3. During the Inspection Period Purchaser may make such investigations as it shall deem relevant in order to satisfy the Conditions. Such investigations may be conducted by Purchaser or its designees, including lawyers, engineers, accountants, architects, agents or employees. For the duration of this Agreement, Purchaser and its designees have the right and license to enter upon the Property during normal business hours and upon reasonable notice to Seller or its designated agents, and to conduct such tests, studies, audits and investigations thereon as Purchaser shall reasonably desire. Purchaser shall indemnify Seller against any loss, liability, or expense resulting from Purchaser’s entry upon the Property. Purchaser shall restore any damage caused by Purchaser’s entry upon the Property to substantially the condition existing immediately prior to such entry. The provisions of the foregoing sentence shall survive the termination of this Agreement.

3.4. Purchaser shall have the right at any time prior to the end of the Inspection Period to terminate this Agreement, for any reason or no reason at all, upon notice to Seller, in which event (i) this Agreement shall terminate and be of no further force or effect, (ii) the Deposit shall be returned to Purchaser, and (iii) neither party shall have any further liability or obligation hereunder.

3.5. If Purchaser notifies Seller in writing prior to the end of the Inspection Period that Purchaser is satisfied with or waives satisfaction of the Physical/Financial Review Condition, the parties shall proceed to Closing, subject to satisfaction or waiver of the Title Condition and the Estoppel Condition. If such notice is not given, (i) this Agreement shall terminate and be of no further force or effect, (ii) the Deposit shall be returned to Purchaser, and (iii) neither party shall have any further liability or obligation hereunder.

3.6. Seller shall use its best efforts to satisfy the Estoppel Condition. In the event no so satisfied by the date 5 days prior to Closing, Purchaser shall have the right, upon notice thereof to Seller prior to the date on which the same is satisfied, to terminate this Agreement. Purchaser shall advise Seller within 5 days after receipt of any executed tenant estoppel certificate as to whether or not the same shall be satisfactory to Purchaser in accordance with the terms hereof, failing of which notice, within such time period, the same shall be deemed unsatisfactory. Notwithstanding the foregoing, Purchaser shall have the right but not the obligation to seek to satisfy the Estoppel Condition for and on behalf of Seller and Seller shall cooperate with Purchaser in connection therewith. In the event that Purchaser so chooses but is unable to satisfy the Estoppel Condition on or before the date set for Closing, then Purchaser shall have the right to terminate this Agreement, upon notice to Seller. If Purchaser terminates the Agreement pursuant to this paragraph, the Deposit shall be returned to Purchaser and neither party shall have any further liability or obligation hereunder.

3.7. Purchaser, at its sole cost and expense, shall have the right to obtain a survey of the Property. Purchaser shall have the right, on or before the date 10 days prior to the expiration of the Inspection Period, to notify Seller of any objections to the state of title to the Property and/or objections to items shown on the Survey. Seller shall use its good faith efforts to remedy any such objections and shall have five days from its receipt of any such notice to notify Purchaser of its proposed cure for each objection and to provide Purchaser with a revised Commitment evidencing that such objections have been remedied and/or insured over in a manner satisfactory to Purchaser in its sole and absolute discretion. If there are any liens or encumbrances against the Property securing liquidated amounts, Seller shall pay and discharge the same at or before Closing. If Seller fails timely to provide such notice and/or such Commitment, Purchaser shall have the right: (a) to accept such objections as Permitted Exceptions to title to the Property, or (b) to terminate this Agreement upon notice to Seller on or before the expiration of the Inspection Period, in which event (i) this Agreement shall terminate and be of no further force or effect,

(ii) the Deposit shall be returned to Purchaser, and (iii) neither party shall have any further liability or obligation hereunder. Purchaser shall pay for a final owner’s title insurance policy to be issued subsequent to Closing, shall comply with all requirements set forth in the Commitment (including those relating to issuance of the owners policy of title insurance without standard exceptions) and shall cause the Title Company to hand mark the Commitment or provide a Pro Forma title policy as an effective ALTA owner’s policy of title insurance in the amount of the Purchase Price, effective at and as of the time of Closing, naming Purchaser as the insured thereunder and being subject only to the Permitted Exceptions. The same shall include such endorsements as Purchaser shall require (Purchaser shall pay for such endorsements except in the event the same relate to a cure of a title objection being effected by Seller, in which case, Seller shall pay the same).

3.8. Notwithstanding anything herein contained to the contrary, in the event that the phase I environmental site assessment of the Property that Purchaser shall obtain during its investigation of the Property shall recommend that a phase II environmental site assessment of the Property be conducted, Purchaser shall have the right to request Seller’s consent to perform such a Phase II, it being agreed that Purchaser shall not cause any such Phase II to be performed without such consent. In the event Seller shall deny such consent, Purchaser shall have the right to terminate the Agreement upon notice thereof to Seller, in which event, the Deposit shall be returned to Purchaser and neither party shall have any further liability or obligation hereunder.

4.	CURRENT OPERATIONS

4.1. From the Effective Date until the Closing or earlier termination of this Agreement Seller shall not (i) enter into, modify, or terminate any lease, agreement and/or contract affecting the Property, or (ii) permit any Lease to terminate or be terminated, without Purchaser’s consent, which consent may be granted or denied in Purchaser’s sole discretion. No rents or deposits with respect to the Property are, or on the Closing date will be, held by Seller, except security deposits and prepaid rents for the current month. Seller represents and warrants that no commissions or other fees are payable to any person or entity on the rentals collected or to be collected under the Leases.

4.2. From the Effective Date until the Closing or earlier termination of this Agreement Seller shall conduct the business of the Property in the ordinary course, and will not: (i) transfer or convey the Property or any interest in Seller, or enter into any agreement to do so; (ii) create or agree to any easements, liens, mortgages, encumbrances or other interests that would affect the Property or Seller’s ability to comply with this Agreement; (iii) enter into any contracts or commitments regarding the Property; (iv) fail to maintain and repair the Property in at least the manner that Seller has done previously; (v) change Seller’s existing policies of public liability and hazard and extended coverage insurance insuring the Property; (vi) fail to comply promptly with any notices of violation of laws or municipal ordinances, regulations, orders or requirements of departments of housing, building, fire, labor, health, or other state, city or municipal departments or other governmental authorities having jurisdiction against or affecting the Property or the use or operation thereof, without the prior written consent of Purchaser, which consent may be granted or denied in Purchaser’s sole discretion; and/or (vii) terminate any tax appeals, condemnation awards proceedings, insurance settlement negotiations or proceedings, zoning changes, public roadway and/or traffic realignment negotiations with public authorities or the like, and/or storm water management agreements, and the like benefiting the Property.

4.3. Current Communications. Seller shall promptly deliver to Purchaser copies of any written communications (including e-mails, letters, invoices and the like) sent by Seller to, or received by Seller from, any tenants of the Property or service or materials providers to the Property sent or received from and after the Effective Date up through the Closing.

5.	CLOSING.

5.1. Condition to Closing. The Closing shall occur on the date set for Closing in Section 1.2 above. Notwithstanding anything herein contained to the contrary, in the event that there has been any Material Adverse Change during the period between the date Purchaser notified Seller of its satisfaction with the Physical/Financial Review Condition and the date of Closing, Purchaser shall have the right, upon notice thereof to Seller on or prior to Closing, to terminate this Agreement and thereupon to receive an immediate refund of the Deposit and neither party shall thereafter have any further liability or obligation hereunder except for such liabilities and obligations that are expressly stated herein to survive termination of this Agreement.

5.2. Purchaser’s Deliveries. At the Closing, Purchaser shall cause to be delivered to Seller, via federal wire transfer of funds the Purchase Price, as adjusted by the adjustments set forth below. Purchaser shall assume all of the landlord’s obligations under the Leases relating to periods subsequent to Closing including the obligation to refund security deposits of tenants of the Property but only as to those security deposits, together with interest thereon, for which Purchaser receives credit at the Closing against the Purchase Price, but excluding any landlord obligations set forth in any oral or side agreements between any tenant and Seller or any prior owner of the Property unless the same were disclosed in writing to Purchaser at the time of delivery of copies of the Leases to Purchaser and Seller shall indemnify, defend and hold Purchaser harmless of and from any loss, cost, liability or expense incurred by Purchaser on account of any such oral or side agreements. Purchaser shall not assume any obligations under the Leases for claims or suits of tenants asserted arising from the conduct of Seller or from events occurring prior to the Closing. Purchaser shall have no liability with respect to any breach by Seller of Seller’s statutory obligations regarding security deposits of tenants of the Property and Seller shall indemnify, defend, and hold Purchaser harmless from all loss, cost, and expense in connection therewith.

5.3. Seller’s Deliveries. At the Closing (or as otherwise indicated below), Seller shall execute and/or deliver to Purchaser the following:

(i) A warranty deed conveying marketable title to the Property, subject only to the Permitted Exceptions, as described on the survey referred to in Section 3.7 above, to Purchaser, and any required real estate transfer tax/documentary/deed tax affidavits and applications

(ii) An assignment of the Leases and other occupancy agreements and all rents due and to become due thereunder with respect to the Property provided, however, that such assignment shall not impose any liability on Purchaser for any default of Seller under the Leases. Seller shall in such assignment indemnify, agree to defend and hold Purchaser harmless from any liability of any kind or nature that shall have accrued under the Leases prior to Closing.

(iii) A bill of sale and assignment covering all of the Personal Property, warranties (specifically including the roof warranty, if any), all intangible rights associated with the Property and all claims, guaranties, warranties, indemnifications and all other rights, if any, which Seller may have against suppliers, laborers, materialmen, contractors or subcontractors arising out of the Property and such bill of sale shall warrant title to such Personal Property and that the same are in good operating condition.

(iv) To the extent Purchaser has elected to waive satisfaction of the Estoppel Condition due to the failure of Seller to deliver the requisite number of estoppel letters called for hereunder in order to satisfy the Estoppel Condition, then, at Closing, Seller shall deliver a so-called “Seller Estoppel” as to each of the Leases for which no such estoppel letter has been obtained as of the Closing. Each such “Seller Estoppel” shall be executed by Seller and be in the same form as the estoppel letter form to be delivered by Purchaser to Seller hereunder with the applicable lease information completed therein. Each such “Seller Estoppel” shall survive Closing until Purchaser receives an actual estoppel letter from the applicable tenant.

(v) An affidavit stating that the Rent Roll attached to this Agreement as an exhibit is, as of Closing, true, accurate and complete and noting any differences between such Rent Roll and the then current state of facts with respect to the matters set forth on the Rent Roll.

(vi) An affidavit stating that Seller is not a “Foreign Person” within the meaning of Internal Revenue Code Section 1445(f)(3) or Purchaser shall be entitled to withhold appropriate amounts as required by the Internal Revenue Code.

(vii) Exclusive possession of the Property to Purchaser, subject only to the Permitted Exceptions and the tenants under the Leases.

(viii) Evidence that all Contracts have been terminated as of the Closing.

(ix) On or before three business days after Closing, Seller shall deliver to Purchaser’s offices at 11501 Northlake Drive, Cincinnati, Ohio 45249, Attention Director of Lease Administration, all original Leases, lease files, correspondence files and other books and records, keys to all leased premises, security codes, if any, and maintenance agreements (e.g., HVAC maintenance agreement) relating solely to the Property in Seller’s and/or its property and/or asset manager’s possession.

(x) All existing plans and specifications in Seller’s possession or control relating to the improvements located upon the Property; all licenses and certificates of occupancy or such other comparable certificates or documents issued by the appropriate governmental authorities with respect to the Property or any part thereof.

(xi) A notice to all tenants of the Property of the change of ownership of the Property and directing that rental and all other payments to be made by such tenants under their Leases shall thereafter be paid to Purchaser at an address to be designated by Purchaser in such notice.

5.4. Closing Statement. Seller and Purchaser shall execute and deliver to each other a Closing Statement showing the amounts by which the Purchase Price shall have been adjusted, such adjustments to be made as of the date of Closing, as follows:

(i) Taxes and assessments, special and otherwise, which are a lien against the Property and which are due and payable as of the date of Closing shall be paid (or caused to be paid) by Seller at or prior to Closing. All other liens which encumber the Property as of Closing shall be the sole responsibility of Seller; provided, that, Purchaser may, at its option, pay any such liens and receive full credit against the Purchase Price.

(ii) Current real estate taxes not reimbursable by tenants under the Leases shall be prorated between the parties based on local custom used for prorating real estate taxes in commercial transactions in the state in which the Property is located. Reimbursements received following tax appeals by Seller or Purchaser of amounts paid for current real estate taxes shall be prorated between the parties based on local custom used for prorating real estate taxes in commercial transactions in the state in which the Property is located.

(iii) Purchaser shall pay all real estate transfer taxes and documentary stamps.

(iv) Seller shall deliver to Purchaser (or Purchaser shall receive a credit against the Purchase Price in the amount of) all unapplied security deposits provided for under the Leases (including all interest earned thereon if required by applicable laws).

(v) Seller shall pay all water, sewer, and utility charges, common area maintenance charges, and other operating expenditures through Closing, and receive a credit for such charges applicable to periods after the Closing. If final readings have not been taken, estimated charges based on the most recent statements received shall be prorated between the parties, and post-closing adjustments shall be made when the actual billings are received or an escrow shall be established to provide for payment of utility and other maintenance payables.

(vi) Tenant rentals received by Seller prior to Closing shall be prorated between the parties with rentals from and after the date of Closing allocated to Purchaser. If and when Purchaser receives any past due rents or other charges owing with respect to periods before the Closing date, Purchaser shall be entitled to apply such sums to current rent and other charges, and shall remit any excess sums allocable to periods prior to the date of Closing to Seller. Purchaser shall have no obligation to pursue collection of any delinquent amounts owing as of Closing to Seller from any of the tenants of the Property. Seller shall not disturb any tenant’s tenancy interest in the Property in the event Seller elects to pursue subsequent to Closing collection of any such delinquent amounts owed to Seller from one or more tenants.

(vii) If any tenants under the Leases are required to reimburse the landlord for a portion of operating and maintenance costs (including insurance and utilities) and taxes applicable to the Property, then, if not previously billed and collected by Seller, Purchaser shall seek to collect such reimbursements in the ordinary course of business and as provided in the Leases, and all reimbursements shall be prorated between the parties based on the relative liability of each for the costs or expenses being reimbursed. In addition, Purchaser shall remit to Seller the Kroger any reimbursement for parking lot resurfacing agreed to in the April 29, 2010 e-mail relating to parking resurfacing.

(viii) A per diem amount for adjusting the Purchase Price shall appear on the Closing Statement to compensate Seller (to the extent such amount is greater than zero) in the event of the failure of the closing proceeds to be forwarded to Seller prior to the conclusion of Closing through no fault of Purchaser. Such per diem amount shall be the difference between the gross rental income from the Property for the day of Closing and the aggregate non-tenant reimbursed expenses of operation of the Property, taxes applicable to the Property and insurance for the Property for the day of Closing. To the extent such per diem amount is greater than zero, the product of the same and the number of days after the day scheduled for Closing which shall have elapsed between such day scheduled for Closing and the day of the disbursement of the closing proceeds to Seller shall be paid to Seller in addition to such other sums due hereunder.

6.	REPRESENTATIONS AND WARRANTIES

Seller represents and warrants as follows, and shall indemnify Purchaser against any liability and expense, including attorneys’ fees, incurred by Purchaser due to any of the following being materially untrue or inaccurate:

6.1 Contracts. The Contracts are the only agreements, contracts, and/or understandings relating to the operation and maintenance of the Property and Seller has not contracted for any services or employment and has made no commitments or obligations therefor which will bind Purchaser as a successor in interest with respect to the Property and all of the Contracts are terminable by Seller prior to Closing.

6.2 Rent Roll. The Rent Roll is a true and correct list of all of the Leases presently in force and affecting the Property and truly, accurately, fully and completely sets forth the information to be contained therein, including the lease term, rental, and common area and tax reimbursement information noted thereon; no amendment, modification or supplement of any kind of any of such Leases exists other than as specified thereon; and all rental and other payments due under the Leases as of the Effective Date has been paid in full, except as noted thereon.

6.3 Concessions and Commissions. No tenants of the Property are entitled to any concessions, rebates, allowances, or free rent for any period after the Closing and none of the Leases or other instrument that will be assigned to Purchaser at Closing provide for commissions payable by the owner of the Property that have not yet been paid by Seller.

6.4 Leases. The Leases delivered to Purchaser by Seller with Seller’s Documents (or prior thereto) are all of the lease documents and/or occupancy agreements with respect to the Property and are true, accurate and complete copies of the Leases and there are no oral understandings or side agreements with any tenant of the Property that has not been reduced to a writing and which is not set forth among the Leases.

6.5 Violation Notices. Seller has not received any notice and has no knowledge of or information as to (i) any violation by Seller of any laws, zoning ordinances or building rules or regulations affecting the Property, or (ii) any existing or threatened condemnation or other legal action of any kind involving the Property.

6.6 Current Licenses. Seller presently has, and on the Closing date, will have all current licenses (including final certificates of occupancy) to operate the Property as a shopping center required by all governmental authorities asserting jurisdiction over the Property. Such licenses are and, on the Closing date, shall be in good standing, free from violations and freely transferable to Purchaser to the extent permitted by law.

6.7 Compliance with Laws. To the best of Seller’s knowledge, the buildings, structures and improvements on the Property were not constructed pursuant to any special exception to or variance from applicable zoning and building laws; the parking servicing the Property (all of which is located upon the Property) complies with the requirements of all Leases and with all applicable statutes, ordinances, rules and regulations; all required permits and approvals, including environmental approvals and permits, necessary for the operation of the Property as a shopping center have been obtained and all improvements are in conformity with all applicable governmental and other legal requirements including health, fire and building codes and the Americans with Disabilities Act.

6.8 Environmental Matters. Except for those conditions associated with the Kroger Fuel Center and any condition that may be contained in any Phase I report disclosed to Purchaser, Seller warrants and represents that, to the best of its knowledge, the Property is not now and have not ever been used for the purpose of disposal of, refining, generating, manufacturing, producing, storing, handling, treating, transferring, releasing, processing or transporting any petroleum, petroleum derived products and/or hazardous waste or hazardous substance and/or toxic waste or toxic substance, as such terms are defined in the Resource Conservation and Recovery Act of 1976, 42 USC 6901 et seq., as amended, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 USC 9601 et seq., or the Superfund Amendments and Reauthorization Act, Public Law 99-499, as amended, or any other applicable federal, state or local environmental law, regulation, code or ordinance, to the best of its knowledge, there are no pollutants, contaminants or hazardous or toxic wastes, substances or materials present (except those which occur solely due to their natural presence in the Property) in, on or under the Property, to the best of its knowledge, the Property does not contain any underground storage tanks in, on or under the surface of any portion thereof and the Property has never contained any such tanks and, to the best of its knowledge, the Property is free from all asbestos, petroleum, petroleum derived products and other hazardous materials in excess of lawful limits.

6.9 Employees. Seller has no employees at the Property and is not a party to any collective bargaining agreement, and neither Seller nor any of its affiliates (as described in Section 414(b), (c) and (m) of the Internal Revenue Code) has incurred any liability which could subject Purchaser or any asset to be acquired by Purchaser pursuant to this Agreement to any lien or material liability under Sections 302(f), 4062, 4063, 4064, 4201 or 4301(b) of the Employee Retirement Income Security Act of 1974, as amended, or Section 401(a) (29) or 412 of the Internal Revenue Code.

6.10 Authority. Seller is the sole owner of the Property and has the right to execute this Agreement and to sell the Property without obtaining the consent, approval, release, or signature of any other party. The signatories hereto on behalf of Seller have been duly authorized to execute and deliver this Agreement and to bind Seller hereto. Seller has full power to consummate the transaction described in this Agreement, the execution and delivery of this Agreement by Seller and the consummation by Seller of the transaction described herein has been duly and validly authorized by all necessary action and the observance of all required formalities on the part of Seller such that this Agreement constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation by Seller of the transaction contemplated hereby will (i) conflict with or result in a breach of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Seller is a party or by which it or the Property is bound, or (ii) violate any order, injunction, decree, statute, rule or regulation applicable to Seller or the Property

6.11 Occupancy. Seller has no knowledge that any Major Tenant intends to cease operations from the Property or that it intends to file for bankruptcy protection from its creditors. To the extent the Property is located adjacent to another retail development, Seller has no knowledge that any so-called “shadow anchor” (i.e., major occupants of property adjoining the Property) of the Property intends to cease operations from its premises or that it intends to file for bankruptcy protection from its creditors. To the extent Seller obtains such knowledge during the term of this Agreement prior to Closing, Seller shall promptly inform Purchaser of the same, failing of which, the same shall be deemed a breach of the foregoing representations and warranties and a default under this Agreement.

6.12 Patriot Act. Neither Seller nor any person, group, entity or nation that Seller is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and Seller is not engaging in the transaction contemplated hereby, directly or indirectly, on behalf of, or instigating or facilitating the same, directly or indirectly, on behalf of, any such person, group, entity or nation. Seller is not engaging in such transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering. The investment of direct or indirect equity owners in Seller is not prohibited by applicable law and neither the transaction contemplated hereby nor this Agreement is or will be in violation of applicable aw. Seller has and will continue to implement procedures, and has consistently and will continue consistently to apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

7.	“AS IS” PURCHASE

In the event of Closing, Purchaser shall accept the Property in its then “As-Is, Where-Is” physical condition with “all faults,” and Purchaser shall be deemed to have released, discharged and acquitted Seller from any and all claims or causes of action relating to the Property, including such physical condition, whenever discovered.

8.	NO ASSUMPTION OF LIABILITIES

The parties acknowledge that the purchase and sale of the Property involves only the purchase and sale of the Property and that Seller is not selling a business nor do the parties intend that Purchaser be deemed a successor of Seller with respect to any liabilities of Seller to any third parties other than the tenants under the Leases. Accordingly, Purchaser shall neither assume nor be liable for the Seller Debts or any of the debts, liabilities, taxes or obligations of, or claims against any other person or entity, of any kind or nature, whether existing now, upon Closing or at any time thereafter, which shall be solely those of Seller, and Seller hereby agrees to indemnify Purchaser against any liability with respect thereto.

9.	DEFAULT

9.1. If Purchaser defaults in the performance of any of its obligations and/or covenants hereunder for in excess of 10 days after written notice thereof to Purchaser, provided that Seller is not then in default hereunder, Seller’s sole and exclusive remedy shall be to terminate this Agreement, in which event (i) this Agreement shall terminate and be of no further force or effect, and (ii) the Deposit shall be delivered to Seller as liquidated damages. However, Seller may not enforce such remedy against Purchaser (a) if Seller is in default under this Agreement, or (b) unless Purchaser fails to cure such default within 10 days after receipt of written notice from Seller specifying that Purchaser is in default.

9.2. If Seller defaults in the performance of any of its obligations and/or covenants hereunder for in excess of 10 days after written notice thereof to Seller (provided that, such 10 day cure period shall be inapplicable in the event of a default hereunder involving a breach of any of the Representations), provided that Purchaser is not then in default hereunder, Purchaser’s remedy on account thereof shall be either (i) the termination of this Agreement upon written notice thereof to Seller, in which case the Deposit shall be promptly refunded to Purchaser and neither party shall thereafter have any further liability or obligation hereunder, or (ii) Purchaser may seek the specific performance of Seller’s obligations under this Agreement from a court of competent jurisdiction. To the extent any such default involves a default of any of Seller’s covenants set forth in Sections 4.1 and 4.2 hereof and/or a default of such a nature that Purchaser shall be precluded from obtaining specific performance (e.g., Seller conveys the Property to a bona fide third party who takes without knowledge of this Agreement), then, in the event of termination of this Agreement by Purchaser, in addition to the return of the Deposit to Purchaser, Seller shall, within two business days thereafter, pay to Purchaser, as liquidated damages and not as a penalty, the sum of (i) an amount equal to all third party out of pocket costs and expenses incurred by Purchaser in connection with the transaction contemplated hereby, and (ii) an amount equal to the amount of the Deposit, the same being deemed Purchaser’s damages on account thereof, the exact amount of damages to be suffered by Purchaser on account of any such default being difficult if not impossible to ascertain and Purchaser and Seller agreeing that such amount is a reasonable approximation of the damages to be suffered by Purchaser on account thereof.

10.	CASUALTY

If any improvements on the Property are damaged or destroyed by fire, storm or other casualty on or before Closing and/or there has been a Material Adverse Change on or prior to Closing to such an extent that one or more tenants shall have the right to terminate their Leases, then, anything herein contained to the contrary, Purchaser may terminate this Agreement within 15 days after receiving notice of such casualty or Material Adverse Change upon notice to Seller, in which event (i) this Agreement shall terminate and be of no further force or effect, (ii) the Deposit shall be returned to Purchaser, and (iii) neither party shall have any further liability or obligation hereunder.

If any improvements on the Property are damaged but such damage does not, pursuant to this paragraph, give Purchaser the right to terminate this Agreement, or if Purchaser has the right to terminate but elects not to do so, then, at Closing, Purchaser shall be entitled to receive an absolute assignment from Seller of Seller’s interest in the proceeds of any insurance on the Property (including any rent loss insurance allocable to the period from and after Closing) and Seller shall pay to Purchaser the amount of any deductible.

11.	CONDEMNATION

If notice of any action, suit or proceeding shall be given prior to Closing for the purpose of condemning any part of the Property, and as a result thereof any of the tenants of the Property have the right to terminate their Leases, and/or any action, suit or proceeding shall be given prior to Closing for the purpose of condemning any portion of the parking areas of the Property, and/or in the event that any of the vehicular access points into the Property shall be impeded in any material way either through the condemnation (or the tendering of a deed in lieu thereof) of any such access points or through the closure or material reduction in the utility of any of the roadways adjoining the Property or in proximity to the Property (e.g., the reduction of the number of lanes within a roadway servicing the Property or the actual closure of any such roadway), then Purchaser may terminate this Agreement within 15 days after receiving notice of such casualty upon notice to Seller, in which event (i) this Agreement shall terminate and be of no further force or effect, (ii) the Deposit shall be returned to Purchaser, and (iii) neither party shall have any further liability or obligation hereunder; but if Purchaser does not elect to terminate this Agreement, then in the event of Closing, the proceeds of such condemnation shall be assigned and shall belong to Purchaser.

12.	BROKER

Each party represents and warrants to the other that they have not dealt with a real estate broker or finder in connection with the purchase and sale of the Property, other than Broker. In the event of Closing, Seller shall pay Broker a commission pursuant to a separate written agreement between Seller and Broker. Broker shall not disclose the Purchase Price paid hereunder to any third party, including any multi-list. Purchaser shall indemnify Seller against any liability for brokerage commissions, finders’ fees or the like (collectively, “Commissions”) arising from the purchase of the Property that may be claimed by any party alleging to have been retained or utilized by Purchaser, with the exception of Commissions payable to Broker. Seller shall indemnify Purchaser against any liability for Commissions arising in connection with the sale of the Property which may be claimed by any party alleging to have been retained or utilized by Seller, including Commissions owing by Seller to Broker. Broker shall be deemed a third party beneficiary of this Section.

13.	NOTICES

Notices shall be deemed given hereunder upon personal delivery, upon depositing any such notice with postage prepaid in a United States mailbox if sent via certified mail, return receipt requested, upon depositing any such notice in the custody of a nationally recognized overnight delivery service or upon telecopy or electronic mail if a copy thereof is simultaneously sent via one of the other methods of delivery. Notices may be given by and/or to counsel for the parties. Notices shall be deemed properly addressed if sent to the following addresses:

If to Seller:	Roger Ball Lakeside Plaza, LLC c/o Ball Realty P.O. Box Tazewell, TN Fax: email: rball@ballrealty.com

With a copy to (sent simultaneously via the same method of delivery):	Timothy F. Zitzman, Esq. Lakeside Plaza, LLC 3928 Maloney Rd Knoxville, TN 37920 Fax: 865-851-9468 email: tzitzman@comcast.net

If to Purchaser:

Mr. David Wik

Mr. Hal Scudder

Mr. Joel Staffilino

Phillips Edison Group LLC

11501 Northlake Drive

Cincinnati, Ohio 45249

Fax: (513) 956-5660

email: dwik@phillipsedison.com,

hscudder@phillipsedison.com and

jstaffilino@phillipsedison.com

With a copy to (sent simultaneously via the same method of delivery):	J. Adam Rothstein, Esq. Honigman Miller Schwartz and Cohn LLP 38500 Woodward Avenue, Suite 100 Bloomfield Hills, Michigan 48304-5048 Fax: (248) 566-8479 email: jrothstein@honigman.com

14.	1031 EXCHANGE

In the event that either party shall be using the transaction contemplated hereby as part of an exchange of like kind property pursuant to Section 1031 of the Internal Revenue Code, the other party shall cooperate in connection therewith by executing and delivering such documents and instruments as may be reasonably required in order to accomplish any such like kind exchange, provided that, the party so cooperating shall not be required to bear any costs or expenses or take on any liability in connection therewith and the party effecting such exchange shall pay the costs and expenses, including legal fees and costs, of the cooperating party incurred in connection with such cooperation same not to exceed $500.00 in any event.

15.	MISCELLANEOUS

1. Amendment. This Agreement cannot be modified except by a written instrument signed by the parties.

15.2. Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of Seller and Purchaser and their respective heirs, personal representatives, successors, assigns and transferees. Purchaser shall have the express right to assign its interest in this Agreement to any entity owned or controlled, in whole or in part, directly or indirectly, by the principals of Purchaser. Purchaser shall supply Seller with reasonable advance notice of any such assignment and, notwithstanding any such assignment, Purchaser shall remain obligated to fulfill, or to cause to be fulfilled, all of its liabilities and obligations hereunder. This Agreement confers no rights or remedies on any third party other than Broker.

15.3. Consents and Approvals. If an action by any party requires the consent or approval of another party, that consent or approval shall be given, if at all, in writing, and any consent or approval given in one instance shall not be deemed a consent or approval in any other instance.

15.4. Construction. Any list of examples set forth in this Agreement shall be deemed to be illustrative, not exhaustive, unless explicitly specified otherwise. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. The use of the neuter singular pronoun to refer to any party shall be a proper reference even though that party may be an individual, a business entity, or a group of two or more individuals or business entities. All attachments referenced within the Agreement shall be deemed incorporated in the Agreement by such reference.

15.5. Counterparts. This Agreement may be signed in one or more counterparts, which together shall constitute one and the same instrument. Signatures shall be binding on the signer when delivered, regardless of whether delivery is in hard copy or by electronic means.

15.6. Entire Agreement. This Agreement and the exhibits attached hereto sets forth fully and completely the agreement between the parties in connection with this transaction, there are no written or oral agreements between the parties relating to this transaction that are not expressly set forth herein and this Agreement supersedes all prior oral or written agreements relating to this transaction.

15.7. Equal Participation. Seller and Purchaser have participated equally in the preparation of this Agreement, and, therefore, this Agreement shall not be construed in favor of or against any party to this Agreement.

15.8. Extension for Non-Business Days. To the extent a time period set forth in this Agreement expires on a Saturday, Sunday or State or Federal holiday, then such time period shall expire on the next day which is not a Saturday, Sunday or State or Federal holiday.

15.9. Governing Law. This Agreement shall be governed and construed in accordance with the substantive and procedural laws of the State in which the Property is located without regard to conflict of law principles.

15.10. Headings. The titles and headings in this Agreement are provided as a matter of convenience only and shall not be understood to define, limit, construe, or describe the scope or intent of any provision of this Agreement.

15.11. Indemnification. Seller indemnifies, agrees to defend, and holds harmless Purchaser from all loss, cost, liability, damage and expense, including attorneys’ fees, incurred by Purchaser as a result of any of the warranties and representations made by Seller in this Agreement being materially untrue or inaccurate.

15.12. Legal Fees. In the event of any litigation relating to this Agreement, the prevailing party shall be entitled to recover from the losing party its actual costs and expenses of the litigation, including reasonable attorneys’ fees.

15.13. Severability. If any provisions of this Agreement shall be determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect.

15.14. Waivers. A waiver by any party of a performance obligation or default under any provision of this Agreement shall not be deemed (i) a waiver of a further obligation or default under the same provision or (ii) a waiver of an obligation or default under any other provision.

15.15. Books and Records. Purchaser has advised Seller that Purchaser may be required to file, in compliance with certain laws and regulations (including, without limitation, Regulation S-X of the Securities and Exchange Commission), audited financial statements, pro forma financial statements and other financial information related to the Property for up to three (3) fiscal years prior to Closing and any interim period during the fiscal year in which the Closing occurs (the “Financial Information”). Following the Closing, Seller agrees to use its commercially reasonably efforts to cooperate with Purchaser and its representatives and agents in the preparation of the Financial Information; provided, however, Seller shall not be required to incur any out of pocket expenses or costs unless Purchaser reimburses Seller for the same. Seller shall maintain and allow access to, during normal business hours, such books and records of Seller and Seller’s manager of the Property reasonably related to the Property. Further, so long as the persons in charge of management of the Property at the time of Closing remains in the employ of Seller or an affiliate of Seller, Seller will make such persons available for interview. Notwithstanding the foregoing, Seller shall not be required to provide any information concerning (a) Seller’s capital structure or debt, (b) Seller’s financial analyses or projections, investment analyses, account summaries or other documents prepared solely for Seller’s internal purposes and not directly related to the operation of the Property, (c) Seller’s tax returns or (d) financial statements of Seller or any affiliate of Seller (other than Property-level financial statements). Purchaser acknowledges Purchaser may not use the results of its review under this Section 15.15 to pursue any claim against Seller under the terms of this Agreement, unless the basis of the claim was discovered by Purchaser or its representatives or agents independently of any such review.

15.16. Further Covenant. Seller shall advise Purchaser of any knowledge Seller has or comes into with respect to a material adverse change to the Property prior to Closing, including, but not limited to, one or more tenants ceasing operations from the Property and/or terminating their Leases, one or more major occupants of property adjoining the Property (i.e., so-called “shadow anchors”) ceasing operations from their respective premises, etc., failing of which, the same shall be deemed a breach of a warranty and representation without the ability in Seller to cure the same and thereafter, Purchaser shall have the right, upon notice thereof to Seller on or prior to Closing, to terminate this Agreement and thereupon to receive an immediate refund of the Deposit and neither party shall thereafter have any further liability or obligation hereunder except for such liabilities and obligations that are expressly stated herein to survive termination of this Agreement.

[Balance of Page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

PHILLIPS EDISON GROUP LLC, an Ohio limited liability company

By:	PHILLIPS EDISON LIMITED PARTNERSHIP, a Delaware limited partnership, Managing Member

	By:	PHILLIPS EDISON & COMPANY, INC., a Maryland corporation, General Partner

		By:	/s/ Michael C. Phillips
		Name:	Michael C. Phillips
		Its:	President

“Purchaser”

LAKESIDE PLAZA, LLC, a Virginia limited liability company

By:	/s/ Timothy F. Zitzman
	Name:	Timothy F. Zitzman
	Its:	Member

“Seller”

Exhibit List:

A	-	Legal Description of Property
B	-	Contracts
C	-	Personal Property
D	-	Rent Roll
E	-	Seller’s Documents
F	-	Estoppel and SNDA Forms

Signatures

RECEIPT

The undersigned received one fully executed copy of this Agreement as of September 14, 2010.

PHILLIPS EDISON GROUP LLC, an Ohio limited liability company

By:	PHILLIPS EDISON LIMITED PARTNERSHIP, a Delaware limited partnership, Managing Member

	By:	PHILLIPS EDISON & COMPANY, INC., a Maryland corporation, General Partner

		By:	/s/ Michael C. Phillips
		Name:	Michael C. Phillips
		Its:	President

Receipt and Deposit Acknowledgement

DEPOSIT ACKNOWLEDGMENT

The undersigned hereby acknowledges receipt of the Deposit and agrees to hold the same pursuant to terms of the Agreement. The liability of the undersigned is limited by the terms and conditions expressly set forth herein and by the laws of the state in which the Property is located and in no event shall the liability of the undersigned exceed the amount of the Deposit. The undersigned shall have no liability whatsoever on account of or occasioned by any failure or negligence on the part of any bank, savings and loan or other savings institution wherein the Deposit are deposited, provided, however, that such institution is, at the time of deposit of the Deposit, federally insured. In the event of litigation affecting the duties of the undersigned as escrow agent relating to this Agreement and the Deposit, Seller and Purchaser, jointly and severally, shall reimburse the undersigned for all expenses incurred by the undersigned, including reasonable attorneys’ fees, unless such litigation results from or is caused by the gross negligence or misfeasance of the undersigned. In the event of any dispute between Seller and Purchaser pertaining to the Deposit, the undersigned may commence an interpleader action and deposit the Deposit with a court of competent jurisdiction and in such event, the undersigned shall be relieved of all further obligation and liability.

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Willam Weinheimer
Name: William Weinheimer
Its: Escrow Officer

Address: Two Gateway Center 603 Stanwix Street, 19th Floor Pittsburgh, Pennsylvania 15222-1402 weinheimerw@ctt.com Fax: (412) 281-5611

Dated: September 17, 2010

EXHIBIT A

Legal Description

Exhibit A

EXHIBIT B

Contracts

Exhibit B

EXHIBIT C

Personal Property

Exhibit C

EXHIBIT D

Rent Roll

See Attached.

Exhibit D

EXHIBIT E

Seller’s Documents

Marketing
Property Specific
Brochure, Offering Package, etc.
Aerials & Photos (both hard copy and electronic format)
Management
Financial (Property Specific)

Operating Statements (Actuals) -YTD and for period of ownership
General Ledger – YTD and for period of ownership
Capital Current Year Budget/Historical and for period of ownership
Real Estate tax bills, payment and appeals (3 years)
Three years of reconciliations of pass thrus (including tenant billing with CAM and Insurance breakdown)
Schedule of Security Deposits and Prepaid Rents
TAX ID #
Operations
Warranties (roof)
Schedule of vendors and underlying vendor contracts
Landscaping
Snow Removal
Parking Lot Sweeping
Parking Lot Repair
Personal Property and Supplies Inventory (on site)
Copies of Property Utility Bills
Copies of Misc. Electric Bills
Copies of Painting Bills
Copies of Landscaping Bills
Copies of Paving Bills
Copies of Roofing Bills
Copies of HVAC Bills
Copies of Water Bills
PM Request Info Correspondence (From Tenant to Seller)
Monthly Alarm Monitoring Contract
Schedule of meters and required deposits (gas, electric, telephone, water)
Seller Property Inspection Reports
Property Insurance

Tenant Information
Leases for all tenants and all available Tenant Correspondence files (including amendments/letters/ agreements/lien waivers)
Lease Abstracts

Exhibit E	Page 1

Rent Roll
Tenant Contact Sheet (name, address, phone number)
Year-to-date Sales Receipts Statements
Five year Sales History w/copy of Tenant Gross Sales Receipts on Tenant’s Letterhead, to the extent possible.
Copies of latest Tenant Rent/Additional Rent Invoices
Current Tenant Delinquency Report
Complete set of Tenant Rent checks for most recent calendar month
Tenant Certificates of Insurance
Tenant Financial Statements
Tenant Ledger
Copies of Seller’s previous Tenant Estoppels
Development
Construction Issues
Site Plan (provided by Seller) showing SF measurements
Any As-Built Plans & specifications (building and tenant build out)
Schedule of Property Capital Improvements while in Seller’s possession
Any Certifications of Occupancy (including tenant use and occupancy permits)
Title
Title Insurance Commitment and all recorded documents referenced therein.
Reciprocal easement or access agreements
Certificate of Insurance with claims history
Schedule of all pending litigation
Copy of Warranty Deed
Third Party Reports
Any previous Environmental Reports including Phase I, Phase II, Asbestos, etc.
Any correspondence with governmental agencies regarding environmental matters.
Any previous ALTA As-Built Survey including full parking count and Surveyor Certification
Any Appraisals

Exhibit E	Page 2

EXHIBIT F

Forms of Estoppel and SNDA

*** Shopping Center

TENANT ESTOPPEL CERTIFICATE

To:	The Phillips Edison Group, LLC, *** Station LLC, its successors and assigns (“Purchaser”) A Lending Institution, not yet identified, which may finance the Project, its successors and assigns (“Lender”)

Re: Lease Pertaining to *** Shopping Center (the “Project”)

Date:	December , 2007

Ladies and Gentlemen:

The undersigned, as tenant (“Tenant”), hereby states and declares as follows:

1.	Tenant is the lessee under that certain lease (the “Lease”) pertaining to the Project which is dated ***.

2.	The name of the current Landlord is: .

3.	The Lease is for the following portion of the Project: Unit *** consisting of approximately *** square feet. (the “Demised Premises”)

4.	The Lease has not been modified or amended except by the following documents (if none, so state): ***.

5.	The initial term of the Lease commenced on *** and shall expire on ***, unless sooner terminated in accordance with the terms of the Lease. Tenant has no option to renew or extend the term of the Lease, except as follows (if none, so state): Tenant has *** (***) options to extend the Lease for *** (***) terms of *** (***) years each.

6.	The Lease, as it may have been modified or amended, contains the entire agreement of Landlord and Tenant with respect to the Demised Premises, and is in full force and effect.

7.	As of the date hereof, Tenant is occupying the Demised Premises and is paying rent on a current basis under the Lease.

a.	The minimum monthly or base rent currently being paid by Tenant for the Demised Premises pursuant to the terms of the Lease is $*** per month.

Exhibit F	Page 1

b.	Percentage rent (“Percentage Rent”), if any, due under the Lease has been paid through and the amount of Percentage Rent for the last period paid was $ .

c.	Common area maintenance, taxes, insurance and other charges (the “Reimbursables”), if any, due under the Lease have been paid through .

8.	Tenant has accepted possession of the Demised Premises, and all items of an executory nature relating thereto to be performed by Landlord have been completed, including, but not limited to, completion of construction thereof (and all other improvements required under the Lease) in accordance with the terms of the Lease and within the time periods set forth in the Lease. Landlord has paid in full any required contribution towards work to be performed by Tenant under the Lease, except as follows (if none, so state):

9.	The Demised Premises shall be expanded by the addition of the following space on the dates hereinafter indicated (if none, so state):

10.	No default or event that with the passage of time or notice would constitute a default (hereinafter collectively a “Default”) on the part of Tenant exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Tenant.

11.	To the best of Tenant’s knowledge, no Default on the part of Landlord exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Landlord.

12.	Tenant has no option or right to purchase all or any part of the Project.

13.	Tenant has not assigned, sublet, transferred, hypothecated or otherwise disposed of its interest in the Lease and/or the Premises, or any part thereof.

14.	Neither the Lease nor any obligations of Tenant thereunder have been guaranteed by any person or entity, except as follows (if none, so state): ***. (fill in Guarantor’s name if there is one. Otherwise insert a blank line)

15.	No hazardous substances are being generated, used, handled, stored or disposed of by Tenant on the Demised Premises or on the Project in violation of any applicable laws, rules or regulations or the terms of the Lease.

16.	No rentals are accrued and unpaid under the Lease, except for Percentage Rent, if any, or Reimbursables, if any, which are not yet due and payable.

17.	No prepayments of rentals due under the Lease have been made for more than one month in advance. No security or similar deposit has been made under the Lease, except for the sum of $*** which has been deposited by Tenant with Landlord pursuant to the terms of the Lease.

18.	Tenant has no defense as to its obligations under the Lease and asserts no setoff, claim or counterclaim against Landlord.

19.	Tenant has not received notice of any assignment, hypothecation, mortgage or pledge of Landlord’s interest in the Lease or the rents or other amounts payable thereunder, except as follows (if none, so state):

Exhibit F	Page 2

20.	Tenant understands and acknowledges that Lender is may make a loan to Purchaser and receive as part of the security for such loan (i) a Mortgage encumbering Purchaser’s fee interest in the Project and the rents, issues and profits of the Lease (the “Security Instrument”), and (ii) an Assignment of Leases and Rents (“Assignment of Leases”) which affects the Lease, and that Lender (and persons or entities to whom the Security Instrument and/or Assignment of Leases may subsequently be assigned) will be relying upon the representations and warranties contained herein in making such loan. Further, Tenant has received notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Lender as security for the aforesaid loan secured by the Security Instrument. In the event that Lender (or any person or entity to whom the Security Instrument and/or Assignment of Leases may subsequently be assigned) notifies Tenant of a default under the Security Instrument or Assignment of Leases and demand that Tenant pay its rent and all other sums due under the Lease to Lender (or such future lender), Tenant shall honor such demand without inquiry and pay its rent and all other sums due under the Lease directly to Lender (or such future lender) or as otherwise required pursuant to such notice and shall not thereby incur any obligation or liability to Purchaser.

21.	Tenant understands and acknowledges that this certificate is being given to Purchaser in connection with Purchaser’s due diligence with respect to its anticipated acquisition of the Project and that, in connection therewith, Purchaser will be relying on the representations and warranties contained herein and Purchaser shall have the right to rely on the same.

22.	Tenant understands that this certificate may be given to Lender as part of the future financing of the Project and that this certificate may be relied upon by Lender and its successors and assigns.

23.	The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

24.	Tenant’s current address for notice purposes is as follows (Post Office Boxes or Store Addresses are Not Acceptable):

Telephone:	Facsimile:

25.	In event that the information provided in this paragraph 23 represents a change to the legal notice address information that Tenant has previously provided to Landlord pursuant to the terms of the Lease, then Tenant’s legal address shall be deemed officially modified to reflect the legal notice address information contained herein despite the fact that such change was not made in strict accordance with terms of the Lease and the requirements therein for changing such address information.

26.	This Tenant Estoppel Certificate may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same instrument.

Exhibit F	Page 3

Very truly yours,

TENANT:
***,

a

By

Name:

Its:

Exhibit F	Page 4

Purchaser, as successor landlord under the Lease upon its acquisition of the Project and mortgagor or grantor under the Security Instrument upon such acquisition, hereby acknowledges and agrees for itself and its heirs, successors and assigns, that in the event of a default under the Security Instrument and/or Assignment of Leases, Tenant may pay all rent and all other sums due under the Lease to Lender or to such person or entity to whom Lender (or subsequent holder of the Security Instrument) may assign the Security Instrument or as directed by them, without incurring any obligation or liability to Purchaser as provided in this Tenant Estoppel Certificate, the Security Instrument or any other document signed by Landlord.

PURCHASER:

*** STATION ***
A Delaware ***

By:

R. Mark Addy, Vice President

Exhibit F	Page 5

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance And Attornment Agreement (“Agreement”) is entered into as of the      day of             , 200  , by and between                                  having an address at                                  (“Lender”), and                                 , a                                  having an address at                                  (“Tenant”).

RECITALS

A. Tenant is the holder of a leasehold estate in a portion of those certain premises located in the County of                     , State of                     , and more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”) under and pursuant to the provisions of a certain lease dated              between                                  (“Landlord”), as landlord, and Tenant, as tenant (the “Lease”), the interests of Landlord under which Lease have been assigned to                                  (“Borrower”), pursuant to                                 .

B. Lender has made a loan or is about to make a loan to Borrower, evidenced or to be evidenced by that certain Note made by Borrower to the order of Lender (the “Note”) and secured or to be secured by a Real Estate Mortgage/Deed of Trust, Assignment of Rents and Security Agreement (Fixture Filing) (the “Security Instrument”) granted by Borrower to or for the benefit of Lender and encumbering the Property.

C. Borrower is the owner in fee simple of the Property and the landlord under the Lease (the landlord under the Lease being referred to herein as the “Landlord”).

D. Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT

For good and valuable consideration, Tenant and Lender agree as follows:

1. SUBORDINATION. The Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the terms, covenants and provisions of the Security Instrument and to the lien thereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.

Exhibit F	Page 6

2. NON-DISTURBANCE. If any action or proceeding is commenced by Lender for the foreclosure of the Security Instrument or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note or the Security Instrument shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed beyond any applicable notice or grace period.

3. ATTORNMENT. If Lender or any other subsequent purchaser of the Property shall become the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Lender or such other purchaser being hereinafter referred as “Purchaser”), and the conditions set forth in Section 2 above have been met at the time Purchaser becomes owner of the Property, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment, whereupon, subject to the observance and performance by Tenant of all the terms, covenants and conditions of the Lease on the part of Tenant to be observed and performed, Purchaser shall recognize the leasehold estate of Tenant under all of the terms, covenants and conditions of the Lease for the remaining balance of the term with the same force and effect as if Purchaser were the lessor under the Lease subject to the terms of Section 4 of this Agreement; provided, however, that Purchaser shall not be:

(a)	liable for the failure of any prior Landlord (any such prior Landlord, including Borrower, being hereinafter referred to as a “Prior Landlord”) to perform any of its obligations under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Property; provided, however, that the foregoing shall not limit Purchaser’s obligations under the Lease to correct any conditions that (i) existed as of the date Purchaser shall become the owner of the Property and (ii) violate Purchaser’s obligations as Landlord under the Lease, if Purchaser shall have received written notice of such conditions and has had a reasonable opportunity to cure the same, all pursuant to the terms and conditions of the Lease;

(b)	subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property;

(c)	liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser;

(d)	bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment shall have been expressly approved of by Purchaser;

(e)	bound by any agreement terminating or amending or modifying the rent, term, commencement date or other material term of the Lease, or any voluntary surrender of the premises demised under the Lease, made without Lender’s or Purchaser’s prior written consent prior to the time Purchaser succeeded to Landlord’s interest; or

(f)	responsible for the making of repairs in or to the Property in the case of damage or destruction to the Property or any part thereof due to fire or other casualty or by reason of condemnation unless Purchaser is obligated under the Lease to make such repairs and Purchaser receives insurance proceeds or condemnation awards sufficient to finance the completion of such repairs.

Exhibit F	Page 7

In the event that any liability of Purchaser does arise pursuant to this Agreement, such liability shall be limited and restricted to Purchaser’s interest in the Property and shall in no event exceed such interest.

4. NOTICE TO TENANT. After notice is given to Tenant by Lender that the Landlord is in default under the Note and the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the terms of the Assignment of Leases and Rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

5. NOTICE TO LENDER AND RIGHT TO CURE. Tenant agrees to notify Lender by certified mail, return receipt requested, with postage prepaid, of any default on the part of Landlord under the Lease which would entitle Tenant to cancel or terminate the Lease or to abate or reduce the rent payable thereunder, and Tenant further agrees that, notwithstanding any provisions of the Lease, no cancellation or termination of the Lease and no abatement or reduction of the rent payable thereunder shall be effective unless Lender has received notice of the same and has failed within thirty (30) days after both Lender’s receipt of said notice and the time when Lender shall have become entitled under the Security Instrument to remedy the same, to commence to cure the default which gave rise to the cancellation or termination of the Lease or abatement or reduction of the rent payable thereunder and thereafter diligently prosecutes such cure to completion, provided that in the event Lender cannot commence such cure without possession of the Property, no cancellation or termination of the Lease and no abatement or reduction of the rent payable thereunder shall be effective if Lender commences judicial or non-judicial proceedings to obtain possession within such period and thereafter diligently prosecutes such efforts and cure to completion. In addition, if such default is not susceptible of cure by Lender and Lender obtains possession of the Property, such default shall be waived. Notwithstanding the foregoing, neither Lender nor any other Purchaser shall have any obligation to cure any default by Landlord except as provided in Section 3 in the event Lender or such Purchaser shall become the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument.

6. NOTICES. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:

Attention:
If to Lender:

Attention:

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 6, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the state where the Property is located. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

Exhibit F	Page 8

7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.

8. GOVERNING LAW. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of                      and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of                     .

9. MISCELLANEOUS. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

Exhibit F	Page 9

SIGNATURE PAGE OF LENDER TO SUBORDINATION,

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

LENDER:

, a

By:

Printed Name:

Its:

STATE OF                                  )

                                                     ) SS:

COUNTY OF                             )

Before me, a Notary Public in and for said County and State, personally appeared                                 , known to be a                      of                                 , a                                 , and acknowledged the execution of the foregoing for and on behalf of said                     .

Witness my hand and Notarial Seal, this              day of             , 200  .

Notary Public - Signature

Notary Public - Printed

My Commission Expires:	My County of Residence:

Exhibit F	Page 10

SIGNATURE PAGE OF TENANT TO SUBORDINATION,

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

TENANT:

, a

By:

Printed Name:

Its:

STATE OF                                     )

                                                         )SS:

COUNTY OF                                 )

Before me, a Notary Public in and for said County and State, personally appeared                                 , known to me to be the                                  of                     , a                                 , and acknowledged the execution of the foregoing for and on behalf of said                     .

Witness my hand and Notarial Seal, this              day of             , 200  .

Notary Public - Signature

Notary Public - Printed

My Commission Expires:	My County of Residence:

Exhibit F	Page 11

SIGNATURE PAGE OF BORROWER TO SUBORDINATION,

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

The undersigned hereby joins in the execution of this Agreement in order to evidence its acceptance of, and agreement to, the provisions of Section 4 hereof.

BORROWER:

, a

By:

Printed Name:

Its:

STATE OF	)
)SS:
COUNTY OF	)

Before me, a Notary Public in and for said County and State, personally appeared                     , known to me to be the                      of                     , a                     , and acknowledged the execution of the foregoing for and on behalf of said                     .

Witness my hand and Notarial Seal, this      day of             , 200  .

Notary Public - Signature

Notary Public - Printed

My Commission Expires:	My County of Residence:

This instrument was prepared by and after recording should be returned to                     , whose address is                     .

DRAFTED BY AND
WHEN RECORDED RETURN TO:
, Esq.

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Exhibit F	Page 12